Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 filed on 31 August 2010, of our report for Barclays PLC relating to the financial statements and effectiveness of internal control over financial reporting, dated 9 March 2010, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effect of changes in segments in notes 21 and 53 of the consolidated financial statements and Note 3 of the Accounting Policies section, for which the date is 31 August 2010, included in Form 6-K dated 31 August 2010 for Barclays PLC and Barclays Bank PLC.

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 filed on 31 August 2010 of our report dated 9 March 2010 for Barclays Bank PLC relating to the financial statements which appears on Form 6-K dated 31 August 2010 for Barclays PLC and Barclays Bank PLC.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

31 August 2010